UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2011

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10575 Katy Freeway, Suite 300, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Farmout Agreement

On November 14, 2011, Alamo Energy Corp. (the “Registrant”) entered into and closed a Farmout Agreement (the “Farmout Agreement”) with Northdown Energy Limited, a U.K. corporation (“Northdown”) pursuant to which the Registrant assigned to Northdown 45% of its working interest in the U.K. Onshore Petroleum Exploration and Development Licence 245 (the “U.K. Licence”) in exchange for the purchase price of £60,000.  Upon closing of the Farmout Agreement, the Registrant and Northdown will each deposit £325,000 (the “Seismic Deposit”) into an escrow account to be used for the payment of a seismic contract to acquire 60 kilometers of 2D seismic data, as required under the U.K. Licence, with the Seismic Deposit to be proportionately reduced if the parties elect to acquire less than 60 kilometers of 2D seismic data.  The Farmout Agreement was approved by the United Kingdom Department of Energy and Climate Control (the “DECC”).

This brief description of the Farmout Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Farmout Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

Novation and Amendment of Participation Agreement

In connection with the Farmout Agreement, on November 14, 2011, the Registrant entered into and closed a Novation and Amendment of Participation Agreement with Northdown and Aimwell Energy Limited, a U.K. corporation (“Aimwell”), (the “Amendment Agreement”) amending the Participation Agreement originally dated January 11, 2010 (“Participation Agreement”) between the Registrant and Aimwell such that Northdown will pay half of Aimwell’s percentage interest share of all costs, expenses, liabilities and obligations arising from oil operations in the licensed area which are attributable to the Registrant pursuant to the Participation Agreement.  The Registrant will be released from the liabilities and obligations in respect of the percentage interest share assigned to Northdown  and Northdown will assume, discharge and perform the liabilities and obligations of the Registrant in respect to the transferred percentage interest share.  Both the Registrant and Northdown are free to assign all or part of their percentage interest share in the U.K. Licence to a third party, provided that DECC approval on such transfer is granted, with the Registrant and Northdown remaining liable for any failure or default of such third party assignee.

This brief description of the Amendment Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Amendment Agreement as attached to this Current Report on Form 8-K as Exhibit 10.2.

Joint Operating Agreement

In connection with the Farmout Agreement, on November 14, 2011, the Registrant entered into and closed a Joint Operating Agreement with Northbound and Aimwell (the “Joint Operating Agreement”) pursuant to which the Registrant will be the sole operator of the joint oil operations in the licensed area under the overall supervision and control of the Joint Operating Committee, as defined in the Joint Operating Agreement.  The Joint Operating Committee, consisting of one representative appointed by each of the parties, will determine the location and the time at which Work Obligations, as defined in the Joint Operating Agreement, are to be undertaken, provided that, if the Joint Operating Committee has not in relation to any Work Obligation made such determination by a date which is 6 months (or, in the case of the drilling of a well, 12 months) prior to the expiration of the applicable period for the Work Obligation, the Registrant will promptly propose to the parties a program and timetable for such Work Obligation.  Unless within 1 month after such proposal the parties agree on an alternative program and timetable for the Work Obligation, the program and timetable proposed by the Registrant will be deemed to be approved by the Joint Operating Committee and the Work Obligations will be performed in accordance with such program and timetable and will in any event be commenced no later than a date which will allow timely completion of such Work Obligations before the expiration of the applicable period.

This brief description of the Joint Operating Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Joint Operating Agreement as attached to this Current Report on Form 8-K as Exhibit 10.3.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 14, 2011, the Registrant assigned to Northdown 45% of its working interest in the U.K. Licence, which is comprised of four onshore license blocks spread over 400 square kilometers in the Weald basin of South East England, pursuant to the Farmout Agreement as referenced in Item 1.01 of this Current Report, which disclosure is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On November 16, 2011, the Registrant intends to issue a press release to announce that the Registrant has assigned 45% of its working interest in the U.K. Licence pursuant to the Farmout Agreement.  A copy of the release is attached as Exhibit 99.1.

Item 9.01.  Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Farmout Agreement between Alamo Energy Corp. and Northdown Energy Limited.
10.2	Form of Novation and Amendment of Participation Agreement between Alamo Energy Corp., Northdown Energy Limited and Aimwell Energy Limited.
10.3	Form of Joint Operating Agreement between Alamo Energy Corp., Northdown Energy Limited and Aimwell Energy Limited.
99.1	Press Release dated November 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: November 15, 2011	By:	/s/ Allan Millmaker
Allan Millmaker Chief Executive Officer